UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 30, 2015

DUNE ENERGY, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-27897	95-4737507
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S Employer Identification No.)

Two Shell Plaza 777 Walker Street, Suite 2300 Houston, Texas	77002
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 229-6300

NOT APPLICABLE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Forbearance Agreement

On January 30, 2015, Dune Energy, Inc. (the “Company”) entered into the Second Amended and Restated Forbearance Agreement (the “Forbearance Amendment”) effective as of January 31, 2015 among the Company, certain of the lenders (“Lenders”) party to the Amended and Restated Credit Agreement dated as of December 22, 2011 (as amended by that certain First Amendment to Amended and Restated Credit Agreement dated as of September 25, 2012, as amended by that certain Second Amendment to Amended and Restated Credit Agreement dated as of May 3, 2013, as amended by that certain Third Amendment to Amended and Restated Credit Agreement dated as of December 17, 2013, as amended by that certain Forbearance Agreement and Fourth Amendment to Amended and Restated Credit Agreement dated as of September 30, 2014 and as amended by that certain Amended and Restated Forbearance Agreement and Fifth Amendment to Amended and Restated Credit Agreement dated as of December 31, 2014) (the “Credit Agreement”), and Bank of Montreal as administrative agent for the Lenders (the “Administrative Agent”).

As previously reported, the Company determined that it did not meet the required Total Debt to EBITDAX ratio under the Credit Agreement for the four immediately preceding quarters ending June 30, 2014 and September 30, 2014 (the “Total Debt to EBITDAX Covenant Defaults”) and that such defaults are continuing. The Company also informed the Lenders that it was unable to comply with the minimum current ratio requirement in the Credit Agreement as of September 30, 2014 (the “Current Ratio Covenant Default” and, together with the Total Debt to EBITDAX Covenant Defaults, the “Defaults”) and that such Default is continuing. The Credit Agreement provides that the failure to observe any financial covenant will constitute an event of default, and Bank of Montreal, at the request of the majority Lenders, may terminate the commitments under the Credit Agreement and cause all of the Company’s obligations under the Credit Agreement to immediately become due and payable, upon notice to the Company.

On September 30, 2014, the Lenders agreed to provide a limited forbearance from exercising their rights and remedies pursuant to the Defaults through December 31, 2014 pursuant to the terms of the Forbearance Agreement and Fourth Amendment to Amended and Restated Credit Agreement and further extended the limited forbearance through January 31, 2015 pursuant to the terms of the Amended and Restated Forbearance Agreement and Fifth Amendment to Amended and Restated Credit Agreement. Under the terms of the Forbearance Amendment, the Lenders agreed to further extend the limited forbearance from January 31, 2015 until the business day immediately following the earliest of: (a) the occurrence of any other default or event of default under the Credit Agreement; (b) the occurrence of any modification, amendment or express waiver or consent to the Agreement and Plan of Merger, dated as of September 17, 2014, by and among EOS Petro, Inc., EOS Merger Sub, Inc. and Dune Energy, Inc., as amended, that would result in not paying the amounts owed under the Credit Agreement in full, without the prior written consent of the Lenders; and (c) February 25, 2015 (the “Forbearance Period”). All commitments of the Lenders under the Credit Agreement shall terminate upon termination of the Forbearance Period without further notice.

The foregoing description of the Forbearance Amendment is qualified in its entirety by reference to the Second Amended and Restated Forbearance Agreement which is filed as Exhibit 10.1 to this Current Report on Form 8-K.

Amendment to Merger Agreement

On September 17, 2014, the Company, Eos Petro, Inc., a Nevada corporation (“Eos”), and Eos Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Eos (“Merger Subsidiary”), entered into an Agreement and Plan of Merger dated September 17, 2014 (the “Merger Agreement”), pursuant to which, among other things, Merger Subsidiary, agreed to commence a cash tender offer (the “Tender Offer”) for all of the issued and outstanding shares of the Company’s common stock, par value $0.001 per share (the “Shares”), for $0.30 per share payable to the holder in cash, without interest thereon and less any applicable withholding taxes (the “Offer Price”).

On October 9, 2014, Eos through Merger Subsidiary commenced the Tender Offer which was set to expire on November 6, 2014, was subsequently extended by the parties to November 20, 2014, further extended to December 22, 2014, further extended to January 15, 2015, further extended to January 23, 2015 and further extended to January 30, 2015.

On January 30, 2015, the Company, Eos and Merger Subsidiary entered into an agreement (the “Amendment”), which amended the Merger Agreement to further extend the expiration date of the Offer to midnight, New York City Time, on February 6, 2015 and to extend the end date of the Merger Agreement to March 8, 2015.

The foregoing description of the Merger Agreement, as amended by the Amendment, and the transactions contemplated therein is not complete and is subject to, and qualified in its entirety by, the full text of the Merger Agreement, which was attached as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the SEC on September 18, 2014, and the Amendment, attached hereto as Exhibit 2.2, both of which are incorporated herein by reference.

The Merger Agreement, as amended by the Amendment, and the foregoing description of the Merger Agreement and Amendment have been included to provide investors and stockholders with information regarding the terms of the Merger Agreement. It is not intended to provide any other factual information about the Company. The representations, warranties and covenants contained in the Merger Agreement were made only as of specified dates for the purposes of such agreement, were solely for the benefit of the parties to such agreement and may be subject to qualifications and limitations agreed upon by such contracting parties. In particular, in reviewing the representations, warranties and covenants contained in the Merger Agreement and discussed in the foregoing description, it is important to bear in mind that such representations, warranties and covenants were negotiated with the principal purpose of allocating contractual risk between the parties, rather than establishing matters as facts. Such representations, warranties and covenants may also be subject to a contractual standard of materiality different from those generally applicable to stockholders and reports and documents filed with the SEC. Investors and stockholders are not third-party beneficiaries under the Merger Agreement. Accordingly, investors and stockholders should not rely on such representations, warranties and covenants as characterizations of the actual state of facts of the Company, Eos or Merger Subsidiary or circumstances described therein. Information concerning the subject matter of such representations, warranties and covenants may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

Important Information for Investors and Security Holders

No statement in this Current Report on Form 8-K is an offer to buy or the solicitation of an offer to sell any securities. Eos has previously filed its offer to purchase and related materials with the Securities and Exchange Commission (the “SEC”) on Schedule TO, as subsequently amended, and the Company has previously filed its Solicitation/Recommendation Statement with the SEC on Schedule 14D-9, as subsequently amended, with respect to the tender offer. Investors and stockholders are urged to read the Tender Offer Statement, as amended, (including an offer to purchase, a related letter of transmittal and other offer documents) and the Solicitation/Recommendation Statement on Schedule 14D-9, as amended, carefully, as well as other documents filed with the SEC, before any decision is made with respect to the Tender Offer, because they contain important information, including terms and conditions of the offer. The Tender Offer Statement and Solicitation/Recommendation Statement on Schedule 14D-9 will be sent free of charge to the Company stockholders, and these and other materials filed with the SEC may also be obtained by contacting the information agent for the tender offer Okapi Partners, LLC toll-free at (855) 305-0856 or info@okapipartners.com. In addition, all of these materials (and all other documents filed with the SEC) are available at no charge from the SEC through its website at www.sec.gov. Investors and stockholders may also obtain free copies of these documents that are filed with the SEC from the Company at http://www.duneenergy.com.

Forward Looking Statements

Certain statements contained herein constitute forward-looking statements with respect to certain plans and objectives of the Company with respect to the proposed Tender Offer, Merger and related transactions, including the timing of the completion of the Merger with Merger Subsidiary. These forward-looking statements can be identified by the fact that they do not relate only to historical or current facts. By their nature, forward-looking statements involve known and unknown risks and uncertainties because they relate to events and depend on circumstances that will occur in the future. Forward-looking statements often use words such as “anticipate”, “target”, “expect”, “estimate”, “intend”, “plan”, “goal”, “believe”, “hope”, “aim”, “continue”, “will”, “may”, “would”, “could” or “should” or other words of similar meaning or the negative thereof. There are several factors which could cause actual plans to differ materially from those expressed or implied in forward-looking statements. Such factors include, but are not limited to: the risk that the acquisition of the Company and any related Tender Offer and Merger may not be consummated, or may not be consummated in a timely manner. The Company’s business as a whole is subject to a number of risks, and to the extent those risks are known to be material, they have been listed and discussed in the Company’s annual report on Form 10-K for the fiscal year ended December 31, 2013, and quarterly and current reports on Form 10-Q and 8-K. Although it is believed that the expectations reflected in such forward-looking statements are reasonable, no assurance can be given that such expectations will prove to have been correct, and persons reading this communication are therefore cautioned not to place undue reliance on these forward-looking statements, which speak only as at the date of this communication. The Company assumes no obligation to update the information contained in this communication (whether as a result of new information, future events or otherwise), except as required by applicable law.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of September 17, 2014, by and among EOS Petro, Inc., EOS Merger Sub, Inc. and Dune Energy, Inc. (incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K filed with the SEC on September 18, 2014.)

2.2	Sixth Amendment to the Agreement and Plan of Merger, dated as of January 30, 2015, by and among EOS Petro, Inc., EOS Merger Sub, Inc. and Dune Energy, Inc.

10.1	Second Amended and Restated Forbearance Agreement, effective as of January 31, 2015, by and among Dune Energy, Inc., certain lenders party to the Credit Agreement and Bank of Montreal as administrative agent for the lenders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DUNE ENERGY, INC.

Date: February 3, 2015	By:	/s/ James A. Watt
		Name:	James A. Watt
		Title:	Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of September 17, 2014, by and among EOS Petro, Inc., EOS Merger Sub, Inc. and Dune Energy, Inc. (incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K filed with the SEC on September 18, 2014.)

2.2	Sixth Amendment to the Agreement and Plan of Merger, dated as of January 30, 2015, by and among EOS Petro, Inc., EOS Merger Sub, Inc. and Dune Energy, Inc.

10.1	Second Amended and Restated Forbearance Agreement, effective as of January 31, 2015, by and among Dune Energy, Inc., certain lenders party to the Credit Agreement and Bank of Montreal as administrative agent for the lenders.